UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2013

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 30, 2013, the Annual Meeting of Hibbett Sports, Inc. (Company) was held.  The following proposals were submitted by the Board of Directors of the Company (Board) to a vote of stockholders of the Company and the final results of the voting on each proposal are presented below.

Proposal Number 1 – Election of Directors

Each of the following three Directors was nominated to serve as a Class II Director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2016 or until his or her successor is elected and qualified.  The three Directors were elected as Directors of the Company, as represented by the votes below:

Nominee	For	Withheld	Broker Non-Votes
Carl Kirkland	23,538,627	553,016	949,318
Michael J. Newsome	23,128,853	962,790	949,318
Thomas A. Saunders III	23,478,343	613,300	949,318

Proposal Number 2 – Selection of Independent Registered Public Accounting Firm

The stockholders were asked to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2014 ending February 1, 2014.  The appointment was ratified by a majority of votes cast, as indicated below:

For	Against	Abstain	Broker Non-Votes
24,603,828	382,391	54,742	--

Proposal Number 3 – Advisory Vote on Executive Compensation

The stockholders had the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.  The voters approved the executive compensation by a majority of votes cast, as indicated below:

For	Against	Abstain	Broker Non-Votes
23,963,143	65,775	62,725	949,318

Item 8.01  Other Events.

On May 30, 2013, the Board approved amendments to the charters of the Company's Audit Committee and Compensation Committee.  Both charters are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 8.01.

Copies of these amended charters may also be found on the Company's website at www.hibbett.com.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Audit Committee Charter
99.2	Compensation Committee Charter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

June 4, 2013	By:	/s/ Scott J. Bowman
Scott J. Bowman
Vice President and Chief Financial Officer